Exhibit (13)(g)(viii)

AMENDMENT NO. 6

AMENDED AND RESTATED PARTICIPATION AGREEMENT

Amendment No. 6, dated as of July 19, 2018 (“Amendment No. 6”), to the Amended and Restated Participation Agreement, dated as of May 23, 2012, as amended (“Agreement”), by and among AXA Premier VIP Trust (“Trust”), MONY Life Insurance Company of America and AXA Distributors, LLC (collectively, the “Parties”).

The Parties hereby agree to modify and amend the Agreement as follows:

1.

Removed Portfolios. Effective as of May 19, 2018, the following Portfolios of the Trust are hereby deleted in their entirety from the Agreement: CharterSM International Moderate Portfolio, CharterSM Income Strategies Portfolio, CharterSM Interest Rate Strategies Portfolio, CharterSM Real Assets Portfolio and CharterSM Alternative 100 Moderate Portfolio.

2.

Schedule A. Schedule A to the Agreement, setting forth the Portfolios of the Trust on behalf of which the Trust is entering into the Agreement is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 6 as of the date first above set forth.

AXA PREMIER VIP TRUST		MONY LIFE INSURANCE COMPANY OF AMERICA

By:	/s/ Brian E. Walsh	By:	/s/ Steven M. Joenk
Name:	Brian E. Walsh	Name:	Steven M. Joenk
Title:	Chief Financial Officer and Treasurer	Title:	Senior Vice President and Chief Investment Officer

AXA DISTRIBUTORS, LLC

By:	/s/ Brian Winikoff
Name:	Brian Winikoff
Title:	Chairman, Chief Executive Officer and Chief Retirement Savings Officer

SCHEDULE A

AMENDMENT NO. 6

AMENDED AND RESTATED PARTICIPATION AGREEMENT

AXA Aggressive Allocation Portfolio

AXA Conservative Allocation Portfolio

AXA Conservative–Plus Allocation Portfolio

AXA Moderate Allocation Portfolio

AXA Moderate–Plus Allocation Portfolio

CharterSM Conservative Portfolio

CharterSM Moderate Portfolio

CharterSM Moderate Growth Portfolio

CharterSM Growth Portfolio

CharterSM Aggressive Growth Portfolio

CharterSM Multi-Sector Bond Portfolio

CharterSM Small Cap Growth Portfolio

CharterSM Small Cap Value Portfolio

Target 2015 Allocation Portfolio

Target 2025 Allocation Portfolio

Target 2035 Allocation Portfolio

Target 2045 Allocation Portfolio